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                                                                 Exhibit 23.1(a)


                       CONSENT TO INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Renal Treatment Centers, Inc. on Form S-3 (File No. 33-88418, 33-93060, 33-96828, 333-3716, 333-10839 and 333-10841) and S-8 (File No. 33-85750,
     and 33-94262) of our reports dated October 31, 1996 on our audits of the financial statements of Phenix City Nephrology Referral Center, Inc. and Columbus Regional Dialysis Center, Inc. as of December 31, 1995 and for the year then ended, which reports are included in this Form 8-K/A.



     /s/ Aronhalt Stringer and Company, CPA's
     ----------------------------------------
     Aronhalt, Stringer and Company, CPA's


     Upper Marlboro, Maryland
     November 27, 1996